Exhibit 99.1

AmeriCredit Corp.

RESTSRICTED STOCK UNIT GRANT AGREEMENT

This Restricted Stock Unit Grant Agreement (the "Grant Agreement"), effective as of the 31st day of May, 2006 (the "Award Date"), is between AmeriCredit Corp. (the "Company") and ________________ (the "Participant").

WITNESSETH:

WHEREAS, the Company has adopted the Second Amended and Restated 2000 Limited Omnibus and Incentive Plan for AmeriCredit Corp. (the "Plan"), which was adopted by the Company's Board of Directors (the "Board"), and which provides for the grant or credit of restricted stock units ("RSUs") to the Participant and which, upon vesting and distribution of the RSU awards, provides shares of the Company Common Stock to the Participant;

WHEREAS, the Participant has been granted or credited an award of RSUs on the Award Date; and

WHEREAS, the parties hereto desire to evidence in writing the terms and conditions of the grant and/or credit.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained and as an inducement to the Participant to further the development and continue in the employ of the Company, the parties hereto hereby agree as follows:

    The Company awards to the Participant on the Award Date an amount of RSUs as identified in the Appendix of the Grant Agreement, subject to the terms and conditions specified in such Appendix. To the extent that the terms and conditions are not met, the RSUs will become forfeited.

    The RSUs granted under this Grant Agreement will vest as follows: in the amount on the 2007 EPS Measurement Date (as defined in the Appendix), in the amount on the 2008 EPS Measurement Date (as defined in the Appendix); and in the amount on the 2009 EPS Measurement Date (as defined in the Appendix). Notwithstanding the foregoing, upon a Participant's death or Disability, or upon a Change in Control of the Company, he/she shall become fully vested in all RSUs that have been credited or granted under the Plan except as RSUs that have been forfeited.

    Actual shares of Company Stock equal in the amount to the number of RSUs that have vested, will be distributed to the Participant upon one of the following: (a) separation from service, (b) a Change in Control, (c) death, (d) Disability, or (e) the fifth anniversary of the Award Date (collectively, the "Distribution Dates").

    There shall be no formal or informal funding of the liability under the Plan or Grant Agreement of any deferred fees in any trust the sites of which is outside the United States, and furthermore, no funding through a rabbi trust, secular trust, or any other funding arrangement prohibited by Code Section 409A may occur due to a detrimental change in the financial status of the Company.

    Acceleration or delays permitted by Code Section 409A, and only such accelerations or delays, are specifically permitted for amounts earned and vested on or after January 1, 2005.

    As soon as administratively feasible following a Distribution Date, the shares of Company Common Stock, less the number of shares necessary to satisfy any withholding obligations, including taxes, that may be due as a result of this RSU award shall be payable to the Participant and shall be delivered to the Participant. . The amount of withholding will be determined by the Company in its sole discretion.

    This Award and rights and privileges conferred herewith shall not be sold, transferred, encumbered, hypothecated, or otherwise anticipated by the Participant, except as provided for under the terms of the Plan. This Award is not liable for or subject to, in whole or in part, the debts, contracts, liabilities, or torts of the Participant, nor shall it be subject to garnishment, attachment, execution, levy, or other legal or equitable process.

    This Grant Agreement shall be binding upon and inure to the benefits of the successors and assigns of the parties hereto.

    The interpretation, performance and enforcement of this Grant Agreement shall be governed by the laws of Texas.

    The invalidity or unenforceability of any provision of this Grant Agreement shall not affect the validity or enforceability of any other provision, and all other provisions shall remain in full force and effect.

    Except to the extent specifically set forth in this Grant Agreement, the Participant's rights under this Grant Agreement are governed in all aspects by the terms of the Plan, which are incorporated herein, including the provisions that authorize the Plan Administrator to administer and interpret the Plan and that provide that the Plan Administrator's decisions, determinations, and interpretations with respect to the Plan are final and conclusive on all persons affected hereby. Additionally, capitalized words, if not defined herein, shall be given the same meaning as under the terms of the Plan, unless the context requires a different meaning.

IN WITNESS WHEREOF, the parties hereto have executed this Grant Agreement as of the 31st day of May, 2006.

AmeriCredit Corp.

By:_____________________

Name:___________________

Title:____________________

PARTICIPANT

By: ______________________

Name:____________________